Exhibit 99.1

CONTACT:	John Hyre, Investor Relations Commercial Vehicle Group, Inc. (614) 289-5157

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES SECOND QUARTER

2011 RESULTS

NEW ALBANY, OHIO, July 26, 2011 – Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $206.8 million for the second quarter of 2011, up 45.3% compared to $142.3 million for the prior-year period. Operating income for the second quarter was $11.3 million compared to $2.6 million for the second quarter of 2010. Net loss was $2.2 million for the second quarter, or ($0.08) per diluted share, compared to net income of $0.7 million, or $0.02 per diluted share in the prior-year quarter. Included in the Company’s results for the second quarter of 2011 are $7.4 million of one-time expenses related to its comprehensive debt refinancing during the quarter and $0.2 million of restructuring costs. Diluted shares outstanding for the quarter were 27.8 million compared to 28.0 million for the prior-year period.

“This past quarter marks our highest reported revenues since the second quarter of 2008 and our highest operating income, excluding impairment charges or gains on the sale of assets, since the fourth quarter of 2006. We are pleased with the continued upward trend in certain end markets and related revenues, as well as our sequential and year-over-year improvement in operating income, and remain committed to improving our operating efficiencies as we move forward,” said Mervin Dunn, President and Chief Executive Officer of Commercial Vehicle Group. “With our strong financial structure and liquidity position, we also remain heavily focused on seeking opportunities that fit our long-term strategic goals for growth and diversification,” added Mr. Dunn.

The Company did not have any outstanding borrowings under its asset-based revolver at June 30, 2011 and, as a result, was not subject to any financial maintenance covenants. The Company does not expect to trigger the requirement to comply with financial maintenance covenants in 2011. In addition, the Company had approximately $84.2 million of cash on its balance sheet at June 30, 2011 with an additional $36.8 million of availability under its asset-based revolver.

A conference call to discuss the contents of this press release is scheduled for Wednesday, July 27, 2011, at 10:00 a.m. ET. To participate, dial (888) 680-0860 using access code 10844066. You can pre-register for the conference call and receive your pin number at:

https://www.theconferencingservice.com/prereg/key.process?key=PB3NY7NPT

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This call is being webcast by Thomson/CCBN and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com.

A replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 19355203.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. The Company is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to the Company’s financial covenant compliance, improving operating efficiencies, the Company’s strategic goals, the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck market; (v) the impact of changes in governmental regulations on the Company’s customers or on its business; (vi) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (vii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; and (viii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2010 and under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$206,776	$142,349	$389,285	$288,756

COST OF REVENUES	179,100	124,593	336,893	254,108

Gross Profit	27,676	17,756	52,392	34,648

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,023	13,668	32,217	26,879

AMORTIZATION EXPENSE	94	60	190	120

RESTRUCTURING COSTS	232	1,410	542	1,410

Operating Income	11,327	2,618	19,443	6,239

OTHER (INCOME) EXPENSE	(3)	(1,281)	3	(2,740)

INTEREST EXPENSE	5,065	3,907	9,046	8,421

LOSS ON EARLY EXTINGUISHMENT OF DEBT	7,448	—	7,448	—

(Loss) Income Before Provision (Benefit) for Income Taxes	(1,183)	(8)	2,946	558

PROVISION (BENEFIT) FOR INCOME TAXES	986	(701)	1,838	(811)

NET (LOSS) INCOME	$(2,169)	$693	$1,108	$1,369

(LOSS) INCOME PER COMMON SHARE:
Basic	$(0.08)	$0.03	$0.04	$0.05

Diluted	$(0.08)	$0.02	$0.04	$0.05

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,767	27,214	27,766	24,973

Diluted	27,767	27,973	28,205	25,820

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$84,174	$42,591
Accounts receivable, net	131,955	91,101
Inventories, net	70,670	66,622
Other current assets	10,435	11,109

Total current assets	297,234	211,423

PROPERTY, PLANT AND EQUIPMENT, net	71,269	59,321
INTANGIBLE ASSETS, net	6,779	3,848
OTHER ASSETS, net	16,927	11,615

TOTAL ASSETS	$392,209	$286,207

LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$78,167	$61,216
Accrued liabilities	34,101	34,130

Total current liabilities	112,268	95,346

LONG-TERM DEBT	250,000	164,987
PENSION AND OTHER POST-RETIREMENT BENEFITS	22,157	23,343
OTHER LONG-TERM LIABILITIES	2,672	2,643

Total liabilities	387,097	286,319

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ INVESTMENT (DEFICIT):
Common stock, $0.01 par value per share; 60,000,000 shares authorized; 27,767,657 and 27,756,759 shares issued and outstanding	280	280
Treasury stock purchased from employees; 285,208 shares	(2,851)	(2,851)
Additional paid-in capital	217,189	215,491
Retained loss	(192,251)	(193,359)
Accumulated other comprehensive loss	(17,255)	(19,673)

Total stockholders’ investment (deficit)	5,112	(112)

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT)	$392,209	$286,207

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